EXHIBIT 5.1


Thomas C. Cook and Associates, Ltd.
Attorneys and Counselors at Law
3110 South Valley View, Suite 106
Las Vegas, Nevada  89102

Thomas C. Cook, Esq.                         Telephone  (702) 876-5941
Admitted to practice in                      Facsimile  (702) 876-8865
Nevada and California                        www.esquireonline.com

March 6, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

RE: MODERNGROOVE ENTERTAINMENT, INC. REGISTRATION STATEMENT ON FORM S-8: CONSULTING SERVICES CONTRACT WITH ARTHUR W. SKAGEN AND
            CONSULTING SERVICES CONTRACT WITH MATTHEW CARLEY

Gentlemen:

We have been requested by ModernGroove Entertainment, Inc., a Nevada corporation (the "Company"), to furnish you with our opinion as to the matters hereinafter set forth in connection with the above-captioned registration statement (the "Registration Statement") covering an aggregate of 550,000 Shares (the "Shares") of the Company's common stock, par value $.001 per Share offered on behalf of the Company in connection with (i) the Company's Consultant Agreements between ModernGroove Entertainment, Inc. and Arthur W. Skagen and Matthew Carley, dated
March 1, 2001.

In connection with this opinion, we have examined the Registration Statement, Annual Report, the Company's Articles of Incorporation and By-laws, and such other documents as we have deemed necessary to enable us to render the opinion hereinafter expressed.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued in accordance with the Plans, will be legally issued, fully paid and non-assessable.

We render no opinion as to the laws of any jurisdiction other than the internal laws of the State of Nevada.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Opinions" in the prospectus included in the Registration Statement.

Very truly yours,

/s/  Thomas C. Cook
-----------------------------------
Thomas C. Cook and Associates, Ltd.


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